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                                    [LETTERHEAD]

                                                                    EXHIBIT  5.1


                                     June 2, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

       Re:     Key Energy Services, Inc.: Registration Statement on Form S-3

Gentlemen:

       We have acted as counsel to Key Energy Services, Inc., a Maryland corporation (the "Company"), in connection with the registration on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") relating to:

       (i) the resale of 150,000 warrants (the "Warrants") that the Company originally issued to purchasers of its 14% Senior Subordinated Notes due 2009 in an offering under Rule 144A under the Securities Act;

       (ii) the issuance of the common stock, par value $.10 per share, of the Company (the "Common Stock") issuable upon exercise of the Warrants; and

       (iii) if required under applicable law, the resale of the Common Stock issuable upon exercise of the Warrants.

       In such capacity, we have examined the certificate of incorporation, bylaws and corporate proceedings of the Company, and based upon such examination and having regard for applicable legal principles, it is our opinion that:

       (i) the Warrants have been validly issued and are fully paid and nonassessable outstanding securities of the Company; and

       (ii) the Common Stock issuable upon exercise of the Warrants, when exercised pursuant to the terms and conditions set forth in the Warrants, will be validly issued, fully paid and nonassessable outstanding shares of the Company's Common Stock.


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       We consent to the use of this opinion as an Exhibit to the Registration
Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included as part of the Registration Statement.

                                             Very truly yours,

                                             /s/ PORTER & HEDGES, L.L.P.
                                             ---------------------------------
                                             PORTER & HEDGES, L.L.P.












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